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                                                                   EXHIBIT 23.2






                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion in this registration statement on Form S-3 our report dated February 11, 1999 (except for Note 18 for which the date is March 15, 1999), on our audit of the financial statements of Harris, Webb & Garrison, Inc. at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 incorporated by reference in this registration statement. We also consent to the references to our firm under the captions "Experts."


                                                 /s/  CHESHIER & FULLER, L.L.P.
                                                      CHESHIER & FULLER, L.L.P.

Dallas, Texas
May 22, 2000